June 4, 2008

RxElite, Inc.
1404 North Main, Suite 200
Meridian, ID 83642

Re:	RxElite, Inc. Registration Statement on Form S-1 SEC File No.: 333-149707

Ladies and Gentlemen:

We have acted as counsel to RxElite, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Selling Stockholders identified in the Registration Statement of up to 31,175,071 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 13,985,083 shares (the “Warrant Shares”) of Common Stock issuable upon the exercise of warrants (the “Warrants”) and 11,595,955 shares (the “Convertible Promissory Note Shares”) of Common Stock issuable upon the conversion of a convertible promissory note (the “Convertible Promissory Note”).

The opinions expressed herein are limited to the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, the “Delaware Law”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws and any amendments to date certified by the Chief Executive Officer of the Company; (iv) a specimen stock certificate for the Common Stock; (v) the Warrants; (vi) the Convertible Promissory Note, (vii) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, the Warrants and the Convertible Promissory Note; and (viii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company’s Certificate of Incorporation, including any amendments thereto, the Company’s Bylaws, including any amendments thereto, Delaware Law, the Warrants and the Convertible Promissory Note will be complied with when the Warrant Shares are issued pursuant to the terms of the Warrants and the Convertible Promissory Note Shares are issued pursuant to the terms of the Convertible Promissory Note.

RxElite, Inc.
June 4, 2008

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable shares of Common Stock of the Company, (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the respective terms thereof, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company and (iii) the Convertible Promissory Note Shares, when issued upon the conversion of the Convertible Promissory Note in accordance with the terms thereof, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours,

/s/ HAYNES AND BOONE, LLP
HAYNES AND BOONE, LLP